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                                                                   Exhibit 23(a)



       [KPMG Peat Marwick LLP Letterhead]

       The Board of Directors
       Dime Bancorp, Inc.



                         INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated January 27, 1997, incorporated by reference in the Registration Statement on Form S-3 of Dime Bancorp, Inc., relating to our audit of the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and to the references to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Registration Statement. Our report included an explanatory paragraph that described a change in the method of accounting for goodwill, as discussed in the notes to those statements.


                                               /s/ KPMG PEAT MARWICK LLP

                                                   KPMG PEAT MARWICK LLP


       New York, New York
       April 23, 1997